                                                                    EXHIBIT 4(c)

                               [REGISTERED NOTE]

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          PHILIP MORRIS COMPANIES INC.
                           MEDIUM-TERM NOTE, SERIES C

REGISTERED                                                            REGISTERED

  IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE DESIGNATED METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

        FLOATING RATE NOTE __              % FIXED RATE NOTE__

        No. DSE-                           Principal Amount:
        CUSIP                              Maturity Date:
        Original Issue Date:               Option to Elect Payment in
        Interest Accrual Date:             Specified Currency (Only
        Issue Price:                       applicable if Specified
                                           Currency is other than
                                           U.S. Dollars):


        Redemption     Redemption
         Date(s)        Price(s)                  ___Yes            ___No
        ----------     ----------


                                           Authorized Denominations (Only
                                           applicable if Specified
                                           Currency is other than U.S. Dollars):

        Repayment      Repayment           Interest Payment Period:
         Date(s)        Price(s)
       -----------    -----------          Interest Payment Dates:

                                           Total Amount of OID:
                                           Yield to Maturity:
                                           Initial Accrual Period OID:



   Only applicable if this is a Floating Rate Note:

   Initial Interest Rate:                  Spread (plus or minus):
   Index Maturity:
   Base Rate:                              Spread Multiplier:
   Interest Reset Period:                  Maximum Interest Rate:
   Interest Reset Dates:                   Minimum Interest Rate:


  Philip Morris Companies Inc., a Virginia corporation (the "Company"), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of
(Specified Currency) on the "Maturity Date", as set forth above, and to pay interest thereon as described on the reverse hereof.

  The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). If the Specified Currency is other than U.S. Dollars, the Company will arrange to have all such payments converted into U.S. Dollars in the manner described on the reverse hereof. Notwithstanding the foregoing, the Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written request to the Paying Agent located in The City of New York (initially, Chemical Bank) not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to such Paying Agent received not later than fifteen calendar days prior to the applicable payment date.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, Philip Morris Companies Inc. has caused this Note to be duly executed under its corporate seal.
Dated:  _______________________________
[Seal]

                                         PHILIP MORRIS COMPANIES INC.

                                         By:  ___________________________
                                                 Senior Vice President

                                         Attest:  ________________________
                                                     Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

  This is one of the Notes of the series designated herein, described in the within-mentioned Indenture.

                                         CHEMICAL BANK,
                                          as Trustee


                                         By: ____________________________
                                                  Authorized Officer

                          [REVERSE OF REGISTERED NOTE]

                          PHILIP MORRIS COMPANIES INC.
                           Medium-Term Note, Series C

          1. This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of August 1, 1990, between the Company and Chemical Bank, as Trustee (herein called the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as Medium-Term Notes, Series C (the "Notes"). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

          2.   A.   The Regular Record Date with respect to any Interest Payment
Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date for such Interest; provided, however, that interest payable on the Interest Payment Date occurring at Maturity will be to the person to whom principal shall be payable; provided, further, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder thereof on such Regular Record Date, and may be paid to the person in whose name such Note is registered on the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time and in any other lawful manner, or as more fully provided the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if this Note is denominated in a Specified Currency other than U.S. Dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which in the case of ECU shall be London and Luxembourg City, Luxembourg) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and, (c) with respect to a LIBOR Note, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. In connection with any calculations, all percentages will be rounded, if necessary to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all currency or currency unit amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

          B. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or duly made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semiannually on ___________________ and _______________________ (each an
"Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof and at Maturity. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date on the face hereof, to, but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a year of twelve 30-day months.

          C. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of CD Rate", "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of LIBOR" or "Determination of Treasury Rate", depending upon whether the Base Rate specified above is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Treasury Rate, respectively, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Notes with an annual Interest Payment Date Period, the third Wednesday of the month specified on the face hereof; provided, however, that if an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that in case the Base Rate is LIBOR, if such date falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

  The interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding such Interest Payment Date; provided, however, that if the Interest Reset Period is daily or weekly, the interest payable on each Interest Payment Date, other than at Maturity, will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Record Date immediately preceding such Interest Payment Date, and the interest payable at Maturity will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of Maturity. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate or LIBOR, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Date and (ii) the interest rate in effect for the ten calendar days immediately prior to Maturity will be that in effect on the tenth calendar day preceding Maturity. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by New York law. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that (i) if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is Treasury Rate and the Interest Reset Date falls on a date which is an auction date, the Interest Reset Date shall be the following day that is a Business Day.

  The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is CD Rate, Commercial Paper Rate or Federal Funds Rate, the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills are normally auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

  Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

  Determination of CD Rate. If the Base Rate is CD Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the Interest Determination Date specified on the face hereof for negotiable certificates of deposit having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System (the "H.15(519)"), under the heading "CDs (Secondary Market)" or (2) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean as calculated by the Calculation Agent of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified on the face hereof) in a denomination of $5,000,000 in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on such Interest Determination Date.

  Determination of Commercial Paper Rate. If the Base Rate is Commercial Paper Rate, as indicated on the face hereof, the interest rate shall equal (a) the Money Market Yield (as defined herein) on the Interest Determination Date specified on the face hereof of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published in the H.15(519), under the heading "Commercial Paper", or (2) if such yield is not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Commercial Paper" or (b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on such Interest Determination Date.

  "Money Market Yield" shall be the yield calculated in accordance with the following formula:

               Money Market Yield =         D X 360
                                      -------------------  X 100
                                         360  -  (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Determination of Federal Funds Rate. If the Base Rate is Federal Funds Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the Interest Determination Date specified on the face hereof for Federal Funds
(1) as published in the H.15(519), under the heading "Federal Funds (Effective)" or (2) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean (as calculated by the Calculation Agent) of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time on such Interest Determination Date, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such brokers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on such Interest Determination Date.

  Determination of LIBOR. If the Base Rate indicated on the face hereof is LIBOR, with respect to LIBOR indexed to the offered rates for U.S. Dollar deposits, the interest rate shall equal the arithmetic mean (as calculated by the Calculation Agent) of offered rates for deposits in U.S. Dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the Interest Determination Date specified on the face hereof, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if less than two such offered rates so appear, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, on deposits in U.S. Dollars having the

Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, and such rate of interest hereon shall equal the arithmetic mean of (a) such quotations, if at least two quotations are provided, or (b) if less than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the three banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on such Interest Determination Date.

  Determination of Treasury Rate. If the Base Rate is Treasury Rate as indicated on the face hereof, the interest rate shall equal the rate for the auction held on the Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as published in the H.15(519), under the heading "Treasury bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on such Interest Determination Date.

  The Calculation Date pertaining to an Interest Determination Date shall be the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day. Initially, Chemical Bank shall be the Calculation Agent. The

Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          3. Payments in U.S. Dollars of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Security Register (as defined in the Indenture) on the applicable Record Date. Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or a holder of the equivalent thereof in a Specified Currency other than U.S. Dollars as determined by the Exchange Rate Agent on the basis of the Market Exchange Rate (as defined below)) shall be entitled to receive such payments in U.S. Dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Company's Paying Agent in The City of New York not less than 15 days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments of principal and any premium and interest in the Specified Currency (if other than U.S. Dollars) such Holder shall provide appropriate payment instructions to such Paying Agent and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Principal and any premium and interest payable at Maturity will be paid in immediately available funds upon surrender of such Note at the office of a Paying Agent in The City of New York or at such other office or agency as the Company may designate.

          4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor or terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor or terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.

          5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the Repayment Price(s) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to Stated Maturity. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the

Paying Agent in The City of New York must receive not less than 30 or more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor or terms, the principal amount of the Note to be prepaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be prepaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than that entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

          6. If the Specified Currency is other than U.S. Dollars, unless the Holder has elected otherwise, payment in respect of this Note shall be made in U.S. Dollars based upon the Exchange Rate as determined by the Exchange Rate Agent (initially, Chemical Bank) appointed by the Company for such purpose based on the highest firm bid quotation for U.S. Dollars received by such Exchange Rate Agent at approximately 11:00 A.M., New York City time on the second Business Day preceding the applicable payment date (or if no such rate is quoted on such date the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer for settlement on such payment date of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in U.S. Dollars as provided below.

  Except as set forth below, if payment on a Note is required to be made in a Specified Currency other than U.S. Dollars and such currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to such Note shall be made in U.S. Dollars. The amounts so payable on any date in such Specified Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate").

  If payment on a Note is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control or is no longer used in the European Monetary System, then all payments due on that due date with respect to such Note shall be made in U.S. Dollars. The amount so payable on any date in ECU shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent, as of the second Business Day prior to the date on which such payment is due on the following basis.

  The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. Dollars shall be calculated by aggregating the U.S. Dollar equivalents of the Components.

  The U.S. Dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for such component.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated components currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value at the time of the division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above of the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding upon the Holders of the Notes and the Trustee and the Exchange Rate Agent shall have no liability therefor.

          7. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration. An Original Issue Discount Note is a Note, including any zero-coupon Note, which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its Principal Amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note.

          8. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of 66-2/3% in principal amount of the Notes at the time Outstanding of each series to be affected, permits the amendment thereof with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          9. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

          10. The authorized denominations of Notes denominated in U.S. Dollars will be U.S. $100,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a currency other than U.S. Dollars will be as set forth on the face hereof.

          11. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registrable in the Security Register (as defined in the Indenture), for this series (initially Chemical Bank in The City of New York). Every Note presented for registration of transfer shall (if so required by the Company or the Trustee) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Security Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Security Register for such transferee or transferees.

  The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of 15 days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or to exchange any such Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part.

  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a
Note is registered as the owner hereof for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          12. Certain of the Company's obligations under the Indenture with respect to Notes of any series, may be terminated if the Company irrevocably deposits with the Trustee money or Eligible Instruments sufficient to pay and discharge the entire indebtedness on all Notes of such series, as described in the Indenture.

          13. Unless otherwise defined herein, all terms used in the Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          14. The Indenture, the Notes and any coupons appertaining hereto shall be construed in accordance with and governed by the laws of the State of New York.

                           OPTION TO ELECT REPAYMENT

  The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at

______________________________________________________________________________
        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

  If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid __________; and specify the denominations or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

________________________________________________________________________________

Date:  _________________________________    ____________________________________
                                                         (Signature)